EXHIBIT 4.2


                             AMENDMENT NUMBER ONE TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amendment Number One to Amended and Restated Rights Agreement (this "AMENDMENT") is made and entered into as of the 27th day of SEPTEMBER, 2004, by and between Electronic Clearing House, Inc., a Nevada corporation ("COMPANY"), and OTR, Inc., an Oregon corporation ("RIGHTS AGENT").

                                    RECITALS

     A. Pursuant to that certain Rights Agreement dated September 30, 1996, by and between the Company and the Rights Agent (the "ORIGINAL AGREEMENT"), the Board of Directors of the Company authorized, declared and distributed a dividend of one preferred share purchase right ("RIGHT") for each share of Common Stock of the Company outstanding on September 30, 1996 ("RECORD DATE"), each Right representing the right to purchase four one-hundredths of a Preferred Stock share, and further authorized and directed the issuance of one Right with respect to each Common Stock share that has or will become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.

     B. On January 29, 2003, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement (the "AMENDED AGREEMENT") that completely amended and restated the Original Agreement to, among other matters, clarify the effects on each Right of (i) dividends payable in common stock and (ii) subdivisions, combinations or consolidations of Common Stock as the same have been declared and implemented by the Company prior to January 29, 2003. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Agreement.

     C. Concurrent with the execution of the Amended Agreement, the Board of Directors of the Company authorized and declared, and distributed as of the January 29, 2003, a second dividend of one preferred share purchase right (the "SECOND RIGHT") for each share of Common Stock of the Company outstanding on January 29, 2003, each Second Right representing the right to purchase four one-hundredths of a Preferred Stock share, upon the terms and subject to the conditions set forth in the Amended Agreement, and further authorized and directed the issuance of one Second Right with respect to each Common Stock share that has or will become outstanding between January 29, 2003 and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.

     D. Upon conclusion of its periodic review of the Amended Agreement, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Amended Agreement to, among other matters, amend the purchase price of each individual Right and Second Right such that each Right and Second Right shall represent a similar economic effect as was intended for such Right and Second Right on January 29, 2003.

     E. Pursuant to Section 27 of the Amended Agreement, the Board of Directors has the power and authority to direct the amendment of the Amended Agreement by the Company and the Rights Agent, such amendment to be evidenced by a writing signed by both parties.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. AMENDMENT TO SECTION 7(b). Section 7(b) of the Amended Agreement is hereby amended and restated to read in its entirety as follows:

          "(b) The Purchase Price for each one one-hundredth of a Preferred Stock share (i)(A) pursuant to the exercise of a Right shall initially be $2.00, and (B) pursuant to the exercise of a Second Right shall initially be $2.00, (ii) shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof or by amendment consistent with
     Section 27 hereof, and (iii) shall be payable in lawful money of the United States of America or otherwise in accordance with paragraph (c) below."

     2. AMENDMENT TO EXHIBIT B. Exhibit B attached to the Amended Agreement is hereby amended and restated to read in its entirety as provided on Exhibit A attached hereto.

     3. AMENDMENT TO EXHIBIT C. Exhibit C attached to the Amended Agreement is hereby amended and restated to read in its entirety as provided on Exhibit B attached hereto.

     4. RATIFICATION OF AMENDED AGREEMENT. Except as expressly amended or modified herein, all terms and conditions of the Amended Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the Amended Agreement, this Amendment shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

ELECTRONIC  CLEARING  HOUSE,  INC.                 OTR,  INC.



By:                                                By:
   JOEL M. BARRY                                   Name:
   Chairman of th  Board and                       Title:
   Chief  Executive  Officer

                                    EXHIBIT A

     Exhibit B attached to the Amended Agreement is amended and restated to read in its entirety as follows:

                                    EXHIBIT B

                           FORM OF RIGHTS CERTIFICATE

CERTIFICATE NO. R                                           ___________  RIGHTS
                                                       ___________ SECOND RIGHTS

NOT EXERCISABLE AFTER SEPTEMBER 30, 2006, IN THE CASE OF RIGHTS, AND AFTER JANUARY 29, 2013, IN THE CASE OF SECOND RIGHTS, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS AND SECOND RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT OR SECOND RIGHT, AS THE CASE MAY BE, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                               RIGHTS CERTIFICATE

                         Electronic Clearing House, Inc.

     This certifies that _______________, or registered assigns, is the registered owner of the number of Rights and Second Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of January 29, 2003, as amended on September 27, 2004 ("Rights Agreement"), between Electronic Clearing House, Inc., a Nevada corporation ("Company"), and OTR, Inc. ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) prior to 5:00 p.m., Los Angeles time, on September 30, 2006 in the case of Rights, and on January 29, 2013 in the case of Second Rights, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, four one-hundredths of a fully paid and non-assessable share of Series A Junior Participating Preferred Stock ("Preferred Stock"), of the Company, at a purchase price of $2.00 (in the case of Rights) and $2.00 (in the case of Second Rights) per one one-hundredth of a Preferred Share ("Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase Duly executed. The number of Rights and Second Rights evidenced by this Rights Certificate (and the number of one one-hundredth of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 27, 2004 in the case of Rights and Second Rights, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth of a Preferred Share which may be purchased upon the exercise of the Rights and/or the Second Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights and/or Second Rights entitling the holder to purchase a like aggregate number of Preferred Stock as the Rights and/or Second Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights and/or Second Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights and/or Second Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or Second Right, as the case may be, or
(ii) may be exchanged in whole or in part for Preferred Stock or shares of the Company's Common Stock, no par value.

     No fractional shares of the Preferred Stock will be issued upon the exercise of any Right or Second Right evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right(s) or Second Right(s) evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _____________.

ATTEST:                                          COUNTERSIGNED:

ELECTRONIC CLEARING HOUSE, INC.                  OTR,  INC.


By:                                              By:
  ----------------------------------                ----------------------------
  Authorized  Signature                              Authorized  Signature

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR  VALUE  RECEIVED  _______________________________________  hereby  sells, assigns  and  transfers  unto

________________________________________________________________________________
                  (Please print name and address of transferee)

this Rights Certificate, together with all Rights and Second Rights, and all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:


Signature:  _____________________

Signature  Guaranteed:


______________________________

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

The undersigned hereby certifies that the Rights and Second Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Association thereof (as defined in the Rights Agreement).


______________________________
Signature

                          FORM OF ELECTION TO PURCHASE

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

To ELECTRONIC CLEARING HOUSE, INC.:

     The undersigned hereby irrevocably elects to exercise Rights and/or Second Rights represented by this Rights Certificate to purchase the Preferred Stock issuable upon the exercise of such Rights and/or Second Rights and requests that certificates for such Preferred Stock be issued in the name of:

Please insert social security or other identifying number
______________________________________________________________________________

(Please print name and address)

______________________________________________________________________________

If such number of Rights and/or Second Rights shall not be all the Rights and/or Second Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights and/or Second Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number
______________________________________________________________________________

(Please print name and address)

______________________________________________________________________________

Dated:  _______________


______________________________
Signature

Signature Guaranteed:

______________________________

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

                Form of Reverse Side of Certificate -- continued

     The undersigned hereby certifies that the Rights and Second Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Association thereof (as defined in the Rights Agreement).


______________________________
Signature

                                     NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights and Second Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT B

     Exhibit C attached to the Amended Agreement is hereby amended and restated to read in its entirety as follows:

                                    EXHIBIT C

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

1. DISTRIBUTION OF RIGHTS: On September 30, 1996, the Board of Directors (the "Board") of Electronic Clearing House, Inc. ("Company") implemented a Rights Agreement between the Company and its stock transfer agent, OTR, Inc. ("Rights Agent"). The purpose of the Rights Agreement was to protect Company shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all Company shareholders equally, such as, among others, partial and two tier tender offers, coercive offers, and creeping stock accumulation programs, etc. The Rights Agreement was intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquirer to negotiate in good faith with the Board. The Rights Agreement was not intended to prevent all unsolicited offers from acquiring the Company.

     On June 11, 2001 the Board authorized a 4:1 reverse split of the Company's Common Stock. On September 11, 2001, the Company's Common Stock began trading post reverse split shares, resulting in 5,447,662 shares outstanding as of that date. Under the terms of the Rights Agreement, a right ("Right(s)") attached to all Common Stock certificates that entitled the shareholder of record, when the Right was exercised, to purchase from the Company, at a price of $0.50, one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"). Each one one-hundredth share of Preferred stock carries with it a bundle of rights. As a result of the September 11, 2001 reverse split, each Right entitled each shareholder of record to purchase four one-hundredths of a Preferred Stock share at a purchase price of $0.50.

     On January 29, 2003, the Board authorized and adopted an Amended and Restated Rights Agreement (the "Restatement") which was a complete restatement of, and superceded, the Rights Agreement. The Company and the Rights Agent executed the Restatement on that date. The purpose of the Restatement was, among other matters, to (i) clarify the effects on each Right of (a) dividends payable in common stock, and (b) subdivisions, combinations or consolidations of Common Stock, as the same had been declared and implemented by the Company prior to the effective date of the Restatement, and (ii) authorize, declare and distribute a second dividend of one preferred share purchase right (the "Second Right") for each share of Common Stock of the Company outstanding on the effective date of the Restatement. The purpose of the Second Right was to provide additional protection to Company shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all Company shareholders equally. The Restatement was intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquirer to negotiate in good faith with the Board. The Restatement was not intended to, and will not, prevent all unsolicited offers to acquire the Company.

     On September 13, 2004, the Board authorized and adopted Amendment Number One to Amended and Restated Rights Agreement (the "Amendment"), which is intended to amend the Restatement to, among other matters, adjust the purchase price of the Rights and Second Rights so that each Right and Second Right could represent a similar economic effect as was intended for such Right and Second Right on January 29, 2003, the date the Restatement was executed. The Company and the Rights Agent executed the Amendment on September 27, 2004.

     All Rights and Second Rights are issued pursuant to, and will be subject to the terms and conditions of, the Restatement, as amended on September 27, 2004. The following is a brief summary of the terms of the Rights and Second Rights.

     Each Right and Second Right, when exercisable, will entitle the registered holder thereof to purchase from the Company four one-hundreds (4/100ths) of a share of the Preferred Stock of the Company (the "Preferred Stock") at a Purchase Price of $2.00 per one one-hundredth (1/100th) of a share of Preferred Stock (the "Purchase Price"), subject to certain adjustments. Notwithstanding this, the Company may also provide for each Right and Second Right, when exercisable, to entitle the registered holder thereof to purchase from the Company, in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as will equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredth of a share of Preferred Stock for which a Right or a Second Right, as the case may be, is then exercisable and dividing that product by (y) 50% of the current per share market price of the Company's Common Stock, as determined in accordance with the provisions of the Restatement.

2. EXERCISE OF RIGHTS: The Rights and Second Rights will initially be represented by the certificates evidencing the Common Stock and will not be exercisable, or transferable apart from the Common Stock, until the earliest to occur of (the earliest of these dates is referred to as the "Distribution Date"): (i) 10 days following the public announcement that, without prior consent of the Board, a person of group of persons ("Acquiring Person") have acquired 20% of the outstanding Common Stock ("Stock Acquisition Date"), and
(ii) at least 10 business days following the commencement of, or the announcement of an intention to make a tender offer for 20% or more the such outstanding Common Stock. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date. Such Rights Certificates alone will evidence the Rights and Second Rights, and any Rights and/or Second Rights owned by an Acquiring Person shall become null and void. The final expiration date of all Rights is September 30, 2006 and all Second Rights is January 29, 2013, unless the Rights and/or Second Rights are earlier redeemed or exchanged by the Company.

3. ANTI-TAKEOVER PROVISIONS: Following the Stock Acquisition Date, the Rights and Second Rights would give holders (other than the Acquiring Person, its affiliates and transferees) the right to purchase from the Company, for the Purchase Price, that number of one one-hundredth (1/100th) of a share of Preferred Stock (or Common Stock as described above, or in certain circumstances, cash, property or other securities of the Company) having a market value of approximately eight times the Purchase Price of the Right or Second Right. Notwithstanding any of the foregoing, following the Stock
Acquisition Date, all Rights and Second Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     Further, in a merger, consolidation or sale or transfer of 50% or more of the consolidated assets or earning power of the Company, each Right and Second Right will be converted into the right to purchase, for the Purchase Price, that number of shares of common stock of the surviving entity or (in certain circumstances) its parent corporation, which at the time of such transaction will have a market value of approximately eight times the Purchase Price of the Right and Second Right.

     Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each one one-hundredth (1/100th) of a share of Preferred Stock will be entitled to participating dividends per one one-hundredth (1/100th) of a share equal to dividends which may from time to time be declared on a share of Common Stock. In the event of liquidation, the Preferred Stock holders will be entitled to a preferential liquidation payment. These rights are protected by customary anti-dilution provisions.

4. REDEMPTION OF RIGHTS: At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, and (ii) the expiration of the Rights or the expiration of the Second Rights, as the case may be, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and per Second Right ("Redemption Price"), or, following the Stock Acquisition date, redeem Rights and Second Rights in whole, but not in part, at the Redemption Price providing either (a) the Acquiring person reduces his ownership to less than 20% of the Common Stock, or (b) such redemption is incidental to a merger or other business combination transaction involving the Company but not involving an Acquiring Person. In addition, if an unsolicited offer is made, and the Board determines that it is fair and in the best interests of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and Second Rights and permit the offer to proceed. Upon the payment of the Redemption Price, the right to exercise any Right or any Second Right will terminate.

5. EXCHANGE: At any time prior to or after the acquisition by a person or group of affiliated or associated persons of 20% or more of outstanding Common Stock (but before such persons acquire 50% or more of such stock), the Board may exchange Rights and/or Second Rights, in whole or in part, at an exchange ratio of one share of Common Stock per Right and per Second Right.

6. VOTING OR DIVIDEND RIGHTS: Until a Right or Second Right is exercised, the holder of a Right and/or Second Right will not, by reason of being such a holder, have rights as a Company stockholder.

7. ADJUSTMENT/AMENDMENT: The purchase price, manner of exercising Rights and Second Rights, number of Rights and Second Rights, terms of the Rights and Second Rights, number of one one-hundredths of a share of Preferred Stock issuable upon exercise of a Right or a Second Right, are subject to adjustment and amendment without the consent of the holders of the Rights and/or Second Rights, in any manner by the Board for business purposes, i.e., preventing dilution, adjustment in the event of a stock split, declaration of a dividend, etc., except that from and after such time as any person becomes an Acquiring Person, or after the Distribution Date, no such adjustment or amendment may adversely affect the interests of the holders of the Rights or of the Second Rights.

8. RIGHTS AGREEMENT: Copies of the Rights Agreement and Restatement and any amendments thereto, as filed with the Securities and Exchange Commission, are available free of charge from the Company. This summary description of the Rights and Second Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Restatement, as amended.